Exhibit 99.1

50 Technology Drive

Irvine, California 92618

SUPPLEMENT TO THE PROXY STATEMENT FOR

THE SPECIAL MEETING OF STOCKHOLDERS

To Be Held on June 5, 2012

This supplement amends and supplements the definitive proxy statement, which we refer to as the Proxy Statement, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 4, 2012 by ISTA Pharmaceuticals, Inc., which we refer to as we, the Company or ISTA, for a special meeting of stockholders of the Company to be held on June 5, 2012, at 8:00 a.m., local time, at the Company’s corporate headquarters at 50 Technology Drive, Irvine, California 92618. The purpose of the special meeting is to consider and vote upon, among other things, a proposal to adopt the Agreement and Plan of Merger, dated as of March 26, 2012, as it may be amended from time to time, which we refer to as the merger agreement, by and among the Company, Bausch & Lomb Incorporated, a New York corporation, which we refer to as Bausch + Lomb, and Inga Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Bausch + Lomb, which we refer to as Merger Sub. Pursuant to the merger agreement, Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation, which we refer to as the merger. Defined terms used and not otherwise defined herein have the same meanings set forth in the Proxy Statement.

The information contained herein speaks only as of May 24, 2012 unless the information specifically indicates that another date applies.

The board of directors of the Company, which we refer to as the board of directors or the board, following a process that was publicly announced in December 2011 in which it explored and evaluated strategic alternatives, has unanimously approved the merger agreement and recommends that all Company stockholders vote in favor of the proposal to adopt the merger agreement. The board of directors made its determination after consultation with its legal and financial advisors and consideration of a number of factors.

The board of directors unanimously recommends that you vote “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

If you have not already submitted a proxy for use at the special meeting you are urged to do so promptly. No action in connection with this supplement is required by any shareholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

LITIGATION RELATED TO THE MERGER

As previously disclosed in the Proxy Statement, the Company, each member of the board of directors, Bausch + Lomb and Merger Sub were named as defendants in four purported class action lawsuits brought by alleged stockholders of the Company challenging the merger. On March 29, 2012, the first of the actions challenging the merger was filed in the Delaware Court of Chancery, captioned Hutt v. ISTA Pharmaceuticals, Inc., et al., C.A. 7367. The second, third, and fourth actions, captioned Salina v. ISTA Pharmaceuticals, Inc., et al., Hijab v. ISTA Pharmaceuticals, Inc., et al., and Kretz v. ISTA Pharmaceuticals, Inc., et al., were filed on or about April 5, 2012, April 10, 2012, and April 25, 2012, respectively, in the Superior Court for the State of California. On May 1, 2012, the plaintiff in the Salina action filed a request for voluntary dismissal of that case. On May 16, 2012, the Superior Court for the State of California entered an Order of Consolidation and Appointment of Lead Counsel, consolidating the Hijab and Kretz matters.

On May 23, 2012, the defendants and the plaintiffs reached an agreement in principle, subject to the court’s approval, providing for the settlement and dismissal, with prejudice, of the above referenced cases. Pursuant to such agreement in principle, the Company agreed to make certain supplemental disclosures regarding the merger in this supplement to the Proxy Statement and, on May 24, 2012, the Company, Bausch + Lomb and Merger Sub entered into that certain Amendment No. 1 to Agreement and Plan of Merger, a copy of which is attached as Annex A hereto, to reduce the termination fee payable by the Company under certain circumstances described in the Proxy Statement from $14,500,000 to $13,750,000. The supplemental disclosures contained below in this proxy supplement should be read in conjunction with the Proxy Statement.

If the settlement is finally approved by the Superior Court for the State of California it is anticipated that it will resolve and release all claims in all actions that were or could have been brought challenging any aspect of the proposed merger, the merger agreement, and any disclosure made in connection therewith (but excluding claims for appraisal under Section 262 of the Delaware General Corporation Law). The agreement in principle will provide for the conditional certification of a class for purposes of settlement only. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Superior Court for the State of California will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement may be terminated. The details of the settlement will be set forth in a notice to be published prior to a hearing before the Superior Court for the State of California to consider the settlement.

The settlement will not affect the merger consideration to be paid to stockholders of the Company in connection with the proposed merger or the timing of the special meeting of stockholders of the Company scheduled for June 5, 2012 at the Company’s offices located at 50 Technology Drive, Irvine, California 92618 at 8:00 a.m., local time to consider and to vote upon a proposal to adopt the merger agreement, among other things.

The Company and the other defendants have vigorously denied, and continue vigorously to deny, the allegations in the lawsuits filed in connection with the proposed merger. Nothing in these Definitive Additional Materials on Schedule 14A, the agreement or any stipulation of settlement shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

SUPPLEMENT TO PROXY STATEMENT

The Company is making the following supplemental disclosures to the Proxy Statement. These disclosures should be read in connection with the Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement. Page numbers referenced herein correspond to page numbers in the Proxy Statement mailed to stockholders of the Company. Without admitting in any way that the disclosures below are material or otherwise required by law, the Company makes the following supplemental disclosures:

The section of the Proxy Statement entitled “Summary” beginning on page 1, is supplemented as set forth below:

Termination

The penultimate sub-bullet point on page 9 of the Proxy Statement is amended in its entirety to read as follows:

(i) our board of directors pursuant to and in compliance with our “no solicitation” obligations and the restrictions on our ability to change our recommendation to stockholders or to take actions in respect of any alternative acquisition agreements and our related obligations under the merger agreement approves or recommends to our stockholders an alternative acquisition proposal, (ii) immediately prior to or substantially concurrently with such termination we enter into an alternative acquisition agreement for a superior proposal and (iii) we pay a termination fee of $13.75 million to Bausch + Lomb immediately prior to or substantially concurrently with such termination; or

The first sentence on page 10 of the Proxy Statement is amended in its entirety to read as follows:

Generally, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring those expenses. The merger agreement provides that, upon termination of the merger agreement under certain circumstances, the Company may be required to pay to Bausch + Lomb a termination fee of $13.75 million.

The section of the Proxy Statement entitled “Questions and Answers about the Special Meeting and the Merger” beginning on page 11, is supplemented as set forth below:

The answer to the question “What happens if the merger is not consummated?” on page 12 is amended in its entirety to read as follows:

If the merger agreement is not adopted by the stockholders of the Company or if the merger is not consummated for any other reason, the stockholders of the Company would not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company would remain an independent public company, and the Company common stock would continue to be listed and traded on NASDAQ. Under specified circumstances, the Company may be required to pay to Bausch + Lomb a $13,750,000 fee with respect to the termination of the merger agreement, as described under “The Merger Agreement — Termination Fee and Transaction Expenses” beginning on page 66.

The subsection of the Proxy Statement entitled “Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 28, is supplemented as set forth below:

The second sub-bullet on page 30 is amended in its entirety to read as follows:

the Company’s ability to terminate the merger agreement to enter into a superior proposal, subject to certain conditions (including certain rights of Bausch + Lomb to have an opportunity to match the superior proposal), provided that the Company concurrently pays a $13.75 million termination fee, which is approximately 2.8% of the equity value of the Company, as described under “The Merger Agreement — Termination Fee and Transaction Expenses” beginning on page 66;

The seventh bullet in the first full paragraph on page 30 is amended in its entirety to read as follows:

the possibility that the amounts that may be payable by the Company upon the termination of the merger agreement, including a termination fee of $13.75 million, could discourage other potential acquirers from making a competing bid to acquire the Company;

The subsection of the Proxy Statement entitled “The Merger—Opinion of Greenhill & Co., LLC” beginning on page 31, is supplemented as set forth below:

Selected Reference Company Analysis

The following disclosure supplements the discussion on page 33 of the Proxy Statement regarding the selected reference company analysis performed by Greenhill, and should be read as following the table on page 33 of the Proxy Statement.

The following table reflects the enterprise value to revenue multiples for 2012 and 2013 estimated revenue and the revenue growth rate and average EBITDA margins for 2010 through estimated 2012 for each of the reference companies selected by Greenhill:

Company	2012E EV / Revenue	2013E EV / Revenue	2010 –2012E Revenue Growth	2010 – 2012E Average EBITDA Margin
Allergan Inc.(1)	4.78x	4.41x	9.5%	33.7%
Auxilium Pharmaceuticals Inc.	2.49x	2.14x	18.5%	NM
Endo Pharmaceuticals	2.35x	2.20x	36.9%	37.7%
Jazz Pharmaceuticals plc	5.72x	4.76x	68.0%	56.0%
QLT Inc.(1)	3.88x	3.84x	(6.2%)	NM
Regeneron Pharmaceuticals, Inc.(1)	NM	NM	32.5%	3.4%
Salix Pharmaceuticals Ltd.	4.36x	3.42x	48.8%	26.0%
Shire plc	4.11x	3.73x	17.2%	34.6%
Valeant Pharmaceuticals(1)	7.02x	6.51x	67.6%	56.8%
ViroPharma Inc.	3.02x	2.68x	19.7%	50.1%
Warner Chilcott plc	2.86x	2.87x	(7.4%)	48.3%
Watson Pharmaceuticals, Inc.	1.72x	1.75x	23.5%	23.8%

(1)	Indicates company with ophthalmic pharmaceutical exposure.

Sum of the Parts Analysis

The following disclosure replaces the last sentence of the third paragraph on page 34 of the Proxy Statement regarding the value Greenhill attributed to the Company’s pipeline of new products.

Based on a discounted cash flow analysis of the Company management’s five-year projections, which we refer to as the Strategic Plan and describe more fully in the section entitled “Financial Projections” beginning on page 39, and assuming no bepotastine nasal spray commercial partnership, Greenhill, based on its professional judgment and experience as investment bankers, attributed to the Company’s pipeline of new products a value of approximately $2.28 to $3.18 per share, using as a proxy a 25% to 30% discount rate and a 2.25x to 2.75x exit revenue multiple.

Precedent Transaction Analysis

The following disclosure supplements the table at the top of page 35 of the Proxy Statement regarding the precedent transaction analysis done by Greenhill. The second and third columns on the table in the following disclosure should be read as additional columns inserted on the table at the top of page 35 of the Proxy Statement.

	LTM EBITDA Margin		LTM EBITDA Margin
Target Name	EV / LTM Sales		LTM EBITDA Margin
Neuronex Inc.	NA		NA
Eyetech Inc.	NA		NA
Avila Therapeutics	NA		NA
Allergan Inc., FLUOROPLEX	NA		NA
Cardiokine Inc.	NA		NA
Intellikine, Inc.	NA		NA
iNova Pharmaceuticals	3.6x		NA
Graceway Pharmaceuticals, LLC	3.7x		NA
Oceana Therapeutics, LLC	NA		NA
Adolor Corporation	9.1x		NM
Novagali Pharma S.A.	NM		NM
Anchen Pharmaceuticals, Inc.	3.3x	(1)	29.8	%(1)
Amira Pharmaceuticals, Inc.	NA		NA
Victory Pharma, Inc.	NA		NA
Ortho Dermatologics	2.3x		46.0	%(2)

	LTM EBITDA Margin		LTM EBITDA Margin
Dermik Laboratories, Inc.	1.8x		46.0	%(2)
Prism Pharmaceuticals, Inc.	NA		NA
Mpex Pharmaceuticals, Inc.	NA		NA
Inspire Pharmaceuticals, Inc.	3.2x	(3)	NM
Paddock Laboratories, Inc.	2.7x		26.6%
Eurand N.V.	2.8x		5.4%
BMP Sunstone Corporation	3.1x		9.8%
Alaven Pharmaceutical LLC	3.2x		NA
Trubion Pharmaceuticals, Inc.	4.5x		NM
Penwest Pharmaceuticals Co.	4.3x		42.8%
Cypress Bioscience, Inc.	2.0x		NA
Aton Pharma, Inc.	5.4x		33.1%
Javelin Pharmaceuticals, Inc.	NM		NM
Sirion Therapeutics	NA		NA
Bioform Medical Inc.	3.1x		NA
Optonol Ltd.	NA		NA
Enzon Pharmaceuticals, Inc.	2.3x		16.1%
ESBATech AG	NA		NA
Visiogen Inc.	NA		NA
Noven Pharmaceuticals, Inc.	3.1x		38.4%

(1)	Per Par Pharmaceuticals’ acquisition conference call on 8/24/2011, revenue and EBITDA are projected to be $125 million and $37 million, respectively, in 2011, implying a transaction value multiple of 3.3x revenue and an EBITDA margin of 29.8%.

(2)	Per Valeant Pharmaceuticals’ acquisition conference call on 7/15/2011, the combined transactions had an implied EBITDA margin of 46.0%.

(3)	The multiple assumes that the transaction value is net of cash. At the transaction value of $430 million reported by Merck on 4/05/2011, the multiple is 4.1x LTM revenue.

The following disclosure replaces the penultimate paragraph on page 35 of the Proxy Statement regarding the valuation multiples derived from the precedent transactions analyzed by Greenhill.

Greenhill derived from the Precedent Transactions a reference range of valuation multiples for such transactions. The table set forth above reflects (where available) the enterprise value to LTM sales multiple and the LTM EBITDA margin for each of the Precedent Transactions. The mean enterprise value to LTM sales multiple for the Precedent Transactions was 3.5x and the median enterprise value to LTM sales multiple was 3.2x.

The subsection of the Proxy Statement entitled “The Merger—Financial Projections” beginning on page 39, is supplemented as set forth below:

The following disclosure replaces the last paragraph on page 41 of the Proxy Statement regarding certain additional illustrative financial analyses performed by Greenhill and presented to the board of directors.

In addition to selected company, sum of the parts, precedent transaction and premiums paid analyses similar to those described in the “The Merger – Opinion of Greenhill & Co., LLC” beginning on page 31 (but utilizing then current market and capitalization data), in its presentation to the board of directors at the December 5, 2011 meeting, Greenhill included an illustrative leveraged buyout analysis, based on the Strategic Plan that derived equity values per share that might be realized in an acquisition by a financial sponsor based on certain assumptions, including with respect to financing, interest rate and sponsor returns. The illustrative leveraged buyout analysis indicated equity values per share ranging from $9.54 to $11.65. In addition to selected company, sum of the parts, precedent transaction and premiums paid analyses similar to those described in the “The Merger – Opinion of Greenhill & Co., LLC” beginning on page 31 (but utilizing then current market and capitalization data), in its presentation to the board of directors at the December 13, 2011 meeting, Greenhill included illustrative discounted cash flow analyses based on the Strategic Plan that had been adjusted for certain specified risks related to the timing of competitive entries and market growth rates for existing and pipeline products, as well as the timing of product development and regulatory approvals for pipeline products, and a downside case reflecting increased risk levels for such factors. In the hypothetical risk adjustment case, the illustrative discounted cash flow analyses indicated equity values per share ranging from $17.20 to $21.55 in the scenario with a bepotastine nasal spray commercial partnership and $14.91 to $18.68 in the scenario without a bepotastine nasal spray commercial partnership. In the hypothetical downside case, the illustrative discounted cash flow analyses indicated equity values per share ranging from $9.83 to $12.42 in the scenario with a bepotastine nasal spray commercial partnership and $9.35 to $11.85 in the scenario without a bepotastine nasal spray commercial partnership. The per share equity values indicated in these illustrative analyses are not comparable to the per share values indicated in the financial analyses described in the “The Merger – Opinion of Greenhill & Co., LLC” beginning on page 31 as a result of several factors, including significant changes in the number of fully diluted shares of Company common stock and, in the case of the illustrative discounted cash flow analyses, differences in terminal multiples, treatment of partner revenues and expenses and the weighted average cost of capital. The board of directors decided not to consider such a product by product risk weighting methodology for purposes of future discounted cash flow analyses. Both our management and board of directors concluded that, in light of the uncertainty attendant to estimating risk on a product by product basis resulting in partial reductions to the financial projections for each such product, the number of products and variables involved and the potential range of risk for each product, including total failure for those products still in development, use of an aggregate risk weighting was more appropriate. Accordingly, Greenhill was directed not to use this risk weighting methodology for purposes of future discounted cash flow analyses. While these additional illustrative financial analyses were presented to the board of directors in connection with its consideration of Valeant’s initial $6.50 per share offer for the Company, the board of directors did not consider these illustrative financial analyses in connection with its evaluation of Bausch + Lomb’s offer, but instead considered the more recent financial analyses presented on March 25, 2012 and described in “The Merger – Opinion of Greenhill & Co., LLC” beginning on page 31. Information about these illustrative analyses is presented here solely because it was made available to our board of directors at these December 2011 meetings.

The subsection of the Proxy Statement entitled “The Merger Agreement —Termination” beginning on page 64, is supplemented as set forth below:

The first bullet in the sentence beginning “Additionally, we may terminate the merger agreement if:” on page 65 of the Proxy Statement is amended to read in its entirety as follows:

prior to the receipt of our stockholder approval, (i) our board of directors, pursuant to and in compliance with our “no solicitation” obligations and the restrictions on our ability to change our recommendation to stockholders or to take actions in respect of any alternative acquisition agreements and our related obligations under the merger agreement, approves or recommends to our stockholders an alternative acquisition proposal, (ii) immediately prior to or substantially concurrently with such termination we enter into an alternative acquisition agreement for a superior proposal and (iii) we pay a termination fee of $13.75 million to Bausch + Lomb immediately prior to or substantially concurrently with such termination; or

The subsection of the Proxy Statement entitled “The Merger Agreement —Termination Fee and Transaction Expenses” beginning on page 66, is supplemented as set forth below:

The portion of the last complete sentence on page 66 prior to the bullet points in such sentence is amended to read in its entirety as follows:

We must pay to Bausch + Lomb a termination fee of $13.75 million if:

The portion of the last sentence beginning on page 66 prior to the bullet points in such sentence is amended to read in its entirety as follows:

We must also pay to Bausch + Lomb the termination fee of $13.75 million if:

FORWARD-LOOKING STATEMENTS

Any statements contained in this communication that refer to future events or other non-historical matters are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Reform Act of 1995. Without limiting the foregoing, but by way of example, statements contained in this communication related to the pending transaction between Bausch + Lomb and ISTA and the expected timetable for completing the transaction are forward-looking statements. Except as required by law, ISTA disclaims any intent or obligation to update any forward-looking statements. These forward-looking statements are based on ISTA’s expectations as of the date of this communication and are subject to risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ from current expectations are detailed from time to time in ISTA’s public filings with the U.S. Securities and Exchange Commission, including but not limited to ISTA’s Annual Report on Form 10-K for the year ended December 31, 2011, as amended, and ISTA’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed acquisition by Bausch +Lomb, ISTA filed a Definitive Proxy Statement and a form of proxy on Schedule 14A on May 4, 2012 and other related materials with the SEC. The Definitive Proxy Statement and the proxy were first mailed to stockholders on or about May 7, 2012. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, ALL RELATED SUPPLEMENTS AND ALL OTHER RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN (AND WILL CONTAIN) IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS. Stockholders may obtain copies of all documents filed with the SEC concerning the proposed transaction, free of charge, at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company by contacting ISTA Investor Relations at 949-789-3159 or jherbert@istavision.com or by calling proxy solicitor Georgeson Inc. toll-free at 1-(888) 293-6812.

ISTA and its directors and executive officers may be deemed to be participants in the solicitation of proxies from ISTA’s stockholders with respect to the transactions contemplated by the proposed merger. Information regarding the interests of ISTA’s directors and executive officers and their ownership of ISTA common stock is included in the Definitive Proxy Statement under “The Merger — Interests of Certain Persons in the Merger” and “Security Ownership of Certain Beneficial Owners and Management.” Additional information regarding these directors and executive officers is also included in ISTA’s Annual Report on Form 10-K for the year ended December 31, 2011, as amended, its proxy statement for its 2011 annual meeting of stockholders dated November 1, 2011, and its Current Report on Form 8-K filed December 6, 2011, which are filed with the SEC. As of March 24, 2012, ISTA’s directors and officers beneficially owned approximately 5,509,411 shares, or 13.15%, of ISTA’s common stock.